Exhibit 99.1

WisdomTree Announces Third Quarter 2018 Results

$22.0 million net income, or $14.7 million as adjusted

$0.13 diluted EPS for the quarter, or $0.09 as adjusted

Declares $0.03 quarterly dividend

New York, NY – (GlobeNewswire) – October 26, 2018 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $22.0 million or $0.13 diluted EPS in the third quarter. Adjusted net income (a non-GAAP measure1) was $14.7 million1 or $0.09 diluted EPS1. This compares to net income of $8.0 million or $0.06 diluted EPS in the third quarter of last year and net income of $16.7 million or $0.10 diluted EPS (as adjusted, $14.3 million1 or $0.09 diluted EPS1) in the second quarter of 2018.

WisdomTree CEO and President Jonathan Steinberg said, “The asset and wealth management industry continues to evolve with increasing pressure being exerted on legacy product structures and business models. WisdomTree has always operated with an eye towards the future and is well positioned to navigate this environment. Our Modern AlphaTM approach combines the promise of active management with the benefits of the ETF structure to deliver a better investing experience while preserving attractive and sustainable economics for our shareholders. The marriage of our differentiated and strong performing product set, modern distribution approach and technology-driven, award winning solutions program positions WisdomTree for the next wave of growth.”

“One highlight stems from product innovations in 2013/2014 when WisdomTree launched a suite of fixed income ETFs in the U.S., designed for a rising interest rate environment. These products found the perfect market environment in 2018, performing exactly as designed and attracting significant inflows. This same fixed income product suite has since taken in nearly $700 million of flows through the first three quarters of the year and remains very well positioned for further growth.” Steinberg continued.

	Three Months Ended			Change From
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	June 30, 2018	Sept. 30, 2017
Consolidated Operating Highlights ($, in billions):
AUM	$59.1	$60.0	$46.4	(1.4%)	27.5%
Assets acquired	n/a	$17.6	n/a	n/a	n/a
Net inflows/(outflows)	$(1.3)	$(1.3)	$(0.3)	(0.3%)	337.8%
Average AUM	$59.5	$61.3	$45.2	(3.0%)	31.5%
Average advisory fee	0.48%	0.48%	0.50%	—	(0.02)

Consolidated Financial Highlights ($, in millions, except per share amounts):
Operating revenues	$72.6	$74.8	$57.7	-2.9%	25.7%
Net income	$22.0	$16.7	$8.0	31.8%	176.4%
Diluted earnings per share	$0.13	$0.10	$0.06	$0.03	$0.07
Operating income margin	29.9%	19.4%	26.4%	10.5	3.5
Non-GAAP[1]:
Net income, as adjusted	$14.7	$14.3	n/a	2.5%	n/a
Diluted earnings per share, as adjusted	$0.09	$0.09	n/a	$0.00	n/a
Operating income margin, as adjusted	30.5%	30.0%	n/a	0.5	n/a

Recent Business Developments

Company News

•	In August 2018, Ally Invest announced the addition of commission-free ETFs to its online trading platform, including WisdomTree’s full range of ETFs.

•

In September 2018, the Company announced that the WisdomTree Digital Portfolio Developer (DPD) won the 2018 WealthManagement.com Industry Award for “Thought Leadership Initiative” of the Year; and TCA by E*Trade announced the expansion of its ETF trading platform to include WisdomTree ETFs.

•

In October 2018, the Company announced it collaborated with PIMCO on three ETF Model Portfolios in which PIMCO’s fixed income ETFs will be added; and AdvisorEngine announced that the Company’s Digital Portfolio Developer is now available as a free add-on for Junxure, AdvisorEngine’s wholly-owned subsidiary.

U.S. Listed Product News

•

In August 2018, the Company announced the launch of the WisdomTree 90/60 U.S. Balanced Fund (NTSX); and the Company announced the launch of two transparent actively managed multifactor funds – the WisdomTree Emerging Markets Multifactor Fund (EMMF) and the WisdomTree International Multifactor Fund (DWMF).

•

In October 2018, the Company announced the restructuring of the WisdomTree Emerging Markets Consumer Growth Fund (EMCG) and the WisdomTree Emerging Markets Quality Dividend Growth Fund (DGRE) from index-based to transparent active funds.

European Listed Product News

•

In August 2018, the Company announced the launch of three new currency hedged share classes for the WisdomTree AT1 CoCo Bond UCITS ETF. Investors can now access USD and GBP hedged options on the London Stock Exchange and EUR hedged options on the Borsa Italiana and the Deutsche Börse Xetra; and the Company announced the launch of two new currency hedged share classes of the WisdomTree Enhanced Commodity UCITS ETF, making EUR hedged options available on the Borsa Italiana and Deutsche Börse Xetra, and GBP hedged options available on the London Stock Exchange.

•	In October 2018, following the acquisition of ETF Securities in April, the Company successfully completed the migration of all content relating to legacy-ETFS products to the WisdomTree website.

Canadian Listed Product News

•

In August 2018, the Company announced the launch of the WisdomTree Japan Equity Index ETF – hedged (JAPN) and non-hedged (JAPN.B) – and the WisdomTree ICBCCS S&P China 500 Index ETF – non-hedged (CHNA.B) – on the Toronto Stock Exchange.

•	In October 2018, the Company announced the launch of the ONE North American Core Plus Bond ETF (ONEB) on the Toronto Stock Exchange.

Assets Under Management and Net Flows

U.S. listed ETF assets under management (“AUM”) was $41.6 billion at September 30, 2018, up 0.5% from June 30, 2018 due to market appreciation, largely offset by net outflows. International listed ETPs’ AUM was $17.6 billion at September 30, 2018, down 5.6% from June 30, 2018 due to market depreciation and net outflows.

Third Quarter Financial Discussion

The primary reason for the increase in our revenues, expenses and net income this quarter as compared to the third quarter of 2017 is due to our acquisition of the European exchange-traded commodity, currency and short-and-leveraged business (“ETFS”) of ETFS Capital Limited, which was completed on April 11, 2018. We refer to the acquisition throughout this press release as the ETFS Acquisition.

Previously disclosed results for the third quarter of 2017 within our Consolidated Statements of Operations have been reclassified to conform with our current presentation. These reclassifications had no effect on previously reported net income.

Operating Revenues

Advisory Fees

Advisory fees of $71.7 million increased 25.1% from the third quarter of 2017 primarily due to the ETFS Acquisition, partly offset by lower average AUM of our U.S. Business segment. Advisory fees decreased 2.8% from the second quarter of 2018 primarily due to lower average AUM of our U.S. Business segment, partly offset by the recognition of a full quarter of advisory fees from the ETFS Acquisition which was completed on April 11, 2018.

Our average global advisory fee was 0.48%, 0.48% and 0.50% during the third quarter of 2018, second quarter of 2018 and third quarter of 2017, respectively. The change as compared to the third quarter of 2017 was due to the ETFS Acquisition and a change in product mix.

Other Income

Other income of $0.9 million increased 111.6% from the third quarter of 2017 primarily due to creation/redemption fees earned from the ETFS exchange-traded products. Other income was essentially unchanged from the second quarter of 2018.

Margins

Gross margin for our U.S. Business segment was 82.3%1 in the third quarter of 2018 as compared to 83.3%1 2 in the third quarter of 2017 and 83.4%1 in the second quarter of 2018. The decline as compared to the prior periods was primarily due to lower AUM levels, coupled with new regulatory expenses and costs associated with recent product launches. Gross margin for our International Business segment was 71.3%1 in the third quarter of 2018 as compared to 40.0%1 in the third quarter of 2017 and 73.2%1 in the second quarter of 2018. The change in gross margin for our International Business segment from the third quarter of 2017 was due to the ETFS Acquisition. The decline from the second quarter of 2018 was primarily due to expenses associated with recent product launches.

Operating income margin on a consolidated basis was 29.9% in the third quarter of 2018 (as adjusted 30.5%1) as compared to 26.4% in the third quarter of 2017 and 19.4% in the second quarter of 2018 (as adjusted 30.0%1).

Pre-tax margin on a consolidated basis was 37.9% in the third quarter of 2018 as compared to 26.8% in the third quarter of 2017 and 29.7% in the second quarter of 2018.

Operating Expenses

Total operating expenses were $50.9 million for the third quarter of 2018, up 19.7% from the third quarter of 2017 and down 15.6% from the second quarter of 2018. Operating expenses increased from the third quarter of 2017 primarily due to the ETFS Acquisition. The decline from the second quarter of 2018 was primarily due to lower acquisition-related costs which were $0.5 million in the third quarter of 2018 and $7.9 million in the second quarter of 2018, respectively.

•

Compensation and benefits expense decreased 10.0% from the third quarter of 2017 to $17.5 million due to lower incentive compensation within our U.S. Business segment, partly offset by higher compensation of our International Business segment due to the ETFS Acquisition. These expenses decreased 9.1% from the second quarter of 2018 primarily due to lower incentive compensation within our U.S. Business segment. Headcount of our U.S. Business segment was 151, 155 and 165 and our International Business segment was 76, 76 and 43 at September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

•

Fund management and administration expense increased 40.8% from the third quarter of 2017 to $15.3 million due to higher average AUM of our International Business segment primarily associated with the ETFS Acquisition. These expenses increased 4.6% from the second quarter of 2018 primarily due to the recognition of a full quarter of expense from the ETFS Acquisition which was completed on April, 11, 2018. We had 84 U.S. listed ETFs and 451 International listed ETPs at the end of the quarter.

•

Marketing and advertising expense was essentially unchanged from the third quarter of 2017. These expenses decreased 14.3% from the second quarter of 2018 to $3.2 million due to lower levels of spending in our U.S. Business segment, as previously disclosed.

•

Sales and business development expense was essentially unchanged from the third quarter of 2017. These expenses decreased 15.6% from the second quarter of 2018 to $3.8 million primarily due to lower spending on sales related activities in our U.S. Business segment, as previously disclosed.

•

Contractual gold payments expense was $2.9 million during the third quarter of 2018, which was associated with the payment of 2,375 ounces of gold at an average daily spot price of $1,213 per ounce. For the period April 11 through June 30, 2018, we recognized $2.7 million of contractual gold payments expense associated with the payment of 2,085 ounces of gold at an average daily spot price of $1,302 per ounce.

•

Professional and consulting fees increased 86.9% and 24.0% from the third quarter of 2017 and second quarter of 2018, respectively, to $1.9 million due to higher professional and corporate consulting-related expenses in our U.S. Business segment.

•

Occupancy, communications and equipment expense increased 25.0% from the third quarter of 2017 to $1.7 million due to office space associated with the ETFS Acquisition, as well as higher real estate taxes. These expenses increased 9.4% from the second quarter of 2018 due to higher real estate taxes.

•

Third-party distribution fees increased 98.2% from the third quarter of 2017 to $1.4 million primarily due to a new distribution relationship announced in the fourth quarter of 2017. These expenses decreased 15.5% from the second quarter of 2018 primarily due to lower fees paid to our third-party marketing agent in Latin America.

•

Acquisition-related costs decreased 94.2% from the second quarter of 2018 to $0.5 million and primarily included costs associated with the integration of ETFS. Costs incurred in the prior quarter included professional advisor fees payable upon completion of the ETFS Acquisition, a write-off of our office lease and compensation and other integration costs.

•

Other expenses increased 31.9% from the third quarter of 2017 to $2.3 million primarily due to higher International Business segment office expenses associated with an increase in headcount from the ETFS Acquisition. These expenses were essentially unchanged from the second quarter of 2018.

Other Income/(Expenses)

•

Interest expense increased 16.6% from the second quarter of 2018 to $2.7 million primarily due to the recognition of a full quarter of expense as borrowing under our term loan commenced on April 11, 2018.

•

We recognized a gain on revaluation of deferred consideration of $7.7 million during the third quarter of 2018 as compared to a gain of $9.9 million recognized in the second quarter of 2018. The gain arose in the current quarter as the price of gold decreased when compared to the price on June 30, 2018, the date on which the deferred consideration was last measured. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the price of gold.

•

Interest income was essentially unchanged from the third quarter of 2017. This item increased 17.5% from the second quarter of 2018 to $0.7 million due to higher paid-in-kind (“PIK”) interest on a note receivable from AdvisorEngine Inc.

•

Other net gains of $0.1 million recognized in the third quarter of 2018 arose from the recognition of an insurance claim reimbursement, partly offset by miscellaneous foreign exchange losses. We reported other net losses of $0.5 million in the third quarter of 2017 which were primarily associated with our short-term investment grade bond portfolio and miscellaneous foreign exchange losses. Other net losses of $0.5 million reported in the second quarter of 2018 were primarily due to the sale of gold earned from management fees paid by physically-backed gold ETPs, as well as miscellaneous foreign exchange losses.

Income Taxes

Our estimated effective income tax rate for the quarter ended September 30, 2018 of 19.9% (as adjusted 27.6%1) resulted in income tax expense of $5.5 million. Our tax rate differs from the federal statutory tax rate of 21% primarily due to the non-taxable gain on revaluation of deferred consideration and a lower tax rate on foreign earnings, partly offset by a valuation allowance on foreign net operating losses and state and local income taxes.

Nine Month Results

Total operating revenues increased 23.3% to $206.2 million for the nine months ended September 30, 2018 primarily due to the ETFS Acquisition. Total operating expenses increased 27.0% to $156.8 million primarily due to expenses associated with the ETFS acquired business. In addition, operating expenses for the nine months ended September 30, 2018 include acquisition-related costs of $10.4 million.

Other income/(expenses) for the nine months ended September 30, 2018 includes $5.1 million of interest expense, a gain on revaluation of deferred consideration of $17.6 million, interest income of $2.3 million and other net losses of $0.6 million. Other net losses arose from our short-term investment grade bond portfolio, the sale of gold earned from advisory fees paid by physically-backed gold ETPs and miscellaneous foreign exchange losses. These losses were partly offset by an insurance claim reimbursement. In addition, the prior year period includes a settlement gain of $6.9 million.

Balance Sheet

As of September 30, 2018, we had total assets of $909.8 million which consisted primarily of intangible assets of $613.3 million, goodwill of $85.9 million, cash and cash equivalents of $77.1 million, investments, carried at cost of $35.2 million, note receivable of $28.1 million, accounts receivable of $25.5 million and securities held-to-maturity of $20.1 million. There were approximately 153.1 million shares of our common stock outstanding as of September 30, 2018. Fully diluted weighted average shares outstanding were 166.6 million for the quarter.

Quarterly Dividend

Our Board of Directors declared a quarterly cash dividend of $0.03 per share of our common stock. The dividend will be paid on November 21, 2018 to stockholders of record as of the close of business on November 7, 2018.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 26, 2018 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

Net outflows in our two largest ETFs – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – have had, and in the future could continue to have, a negative impact on our revenues.

•	Over the last few years, we have expanded our business globally. This expansion subjects us to increased operational, regulatory, financial and other risks.

•

The ETFS Acquisition was significant in size relative to our assets and operations and has resulted in significant changes in our business. Our failure to integrate and manage ETFS successfully could materially and adversely affect our business, results of operations and financial condition.

•

Declining prices of securities, precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•

Fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity, increase the cost of borrowing or result in our debt being called prior to maturity.

•

We derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to the performance of these products and our ability to maintain the AUM of these products, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•

Much of our AUM is held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to foreign currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•

We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe and Canada (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $56.3 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]

Gross margin is now calculated as total operating revenues, less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues. See “Non-GAAP Financial Measurements” below for additional information. Amounts previously reported as gross margin for the U.S. Business segment have been restated to conform with our current presentation.

Contact Information:

Investor Relations	Media Relations
WisdomTree Investments, Inc.	WisdomTree Investments, Inc.
Jason Weyeneth, CFA	Jessica Zaloom
+1.917.267.3858	+1.917.267.3735
jweyeneth@wisdomtree.com	jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017	% Change
Operating Revenues:
Advisory fees	$71,679	$73,778	$57,293	-2.8%	25.1%	$203,913	$166,177	22.7%
Other income	891	997	421	-10.6%	111.6%	2,336	1,145	104.0%

Total revenues	72,570	74,775	57,714	-2.9%	25.7%	206,249	167,322	23.3%

Operating Expenses:
Compensation and benefits	17,544	19,301	19,492	-9.1%	-10.0%	55,677	55,787	-0.2%
Fund management and administration	15,292	14,621	10,862	4.6%	40.8%	40,825	30,574	33.5%
Marketing and advertising	3,239	3,778	3,314	-14.3%	-2.3%	10,212	10,676	-4.3%
Sales and business development	3,801	4,503	3,617	-15.6%	5.1%	12,117	9,968	21.6%
Contractual gold payments	2,880	2,715	—	6.1%	n/a	5,595	—	n/a
Professional and consulting fees	1,934	1,560	1,035	24.0%	86.9%	5,130	3,814	34.5%
Occupancy, communications and equipment	1,722	1,574	1,378	9.4%	25.0%	4,659	4,102	13.6%
Depreciation and amortization	306	337	353	-9.2%	-13.3%	998	1,042	-4.2%
Third-party distribution fees	1,407	1,666	710	-15.5%	98.2%	4,798	2,312	107.5%
Acquisition-related costs	456	7,928	—	-94.2%	n/a	10,446	—	n/a
Other	2,281	2,261	1,729	0.9%	31.9%	6,332	5,195	21.9%

Total expenses	50,862	60,244	42,490	-15.6%	19.7%	156,789	123,470	27.0%

Operating income	21,708	14,531	15,224	49.4%	42.6%	49,460	43,852	12.8%
Other Income/(Expenses):
Interest expense	(2,747)	(2,356)	—	16.6%	n/a	(5,103)	—	n/a
Gain on revaluation of deferred consideration – gold payments	7,732	9,898	—	-21.9%	n/a	17,630	—	n/a
Interest income	719	612	772	17.5%	-6.9%	2,293	1,999	14.7%
Settlement gain	—	—	—	n/a	n/a	—	6,909	n/a
Other gains and losses, net	118	(501)	(500)	n/a	n/a	(644)	(217)	196.8%

Income before taxes	27,530	22,184	15,496	24.1%	77.7%	63,636	52,543	21.1%
Income tax expense	5,481	5,460	7,520	0.4%	-27.1%	15,439	25,582	-39.6%

Net income	$22,049	$16,724	$7,976	31.8%	176.4%	$48,197	$26,961	78.8%

Net income per share – basic	$0.13	$0.10	$0.06			$0.31	$0.20
Net income per share – diluted	$0.13	$0.10	$0.06			$0.31	$0.20
Weighted average common shares – basic	150,892	149,056	134,709			145,149	134,552
Weighted average common shares – diluted	166,622	163,346	135,933			155,584	135,768

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following tables set forth the pre-tax operating results for the Company’s U.S. Business and International Business segments.

U.S. Business Segment

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017	% Change
Operating Revenues:
Advisory fees	$50,216	$52,931	$54,749	-5.1%	-8.3%	$158,665	$159,417	-0.5%
Other income	173	162	140	6.8%	23.6%	482	371	29.9%

Total revenues	50,389	53,093	54,889	-5.1%	-8.2%	159,147	159,788	-0.4%

Operating Expenses:
Compensation and benefits	13,040	14,526	16,967	-10.2%	-23.1%	43,937	47,947	-8.4%
Fund management and administration	8,915	8,802	9,168	1.3%	-2.8%	26,690	26,277	1.6%
Marketing and advertising	2,469	2,987	2,795	-17.3%	-11.7%	8,299	9,117	-9.0%
Sales and business development	2,778	3,446	3,218	-19.4%	-13.7%	9,679	8,652	11.9%
Professional and consulting fees	1,544	1,134	796	36.2%	94.0%	4,003	3,131	27.9%
Occupancy, communications and equipment	1,423	1,309	1,257	8.7%	13.2%	3,957	3,717	6.5%
Depreciation and amortization	282	314	340	-10.2%	-17.1%	935	1,009	-7.3%
Third-party distribution fees	1,398	1,621	705	-13.8%	98.3%	4,668	2,302	102.8%
Acquisition-related costs	247	6,773	—	-96.4%	n/a	8,217	—	n/a
Other	1,678	1,726	1,600	-2.8%	4.9%	5,057	4,871	3.8%

Total expenses	33,774	42,638	36,846	-20.8%	-8.3%	115,442	107,023	7.9%

Operating income	16,615	10,455	18,043	58.9%	-7.9%	43,705	52,765	-17.2%
Other Income/(Expenses):
Interest expense	(196)	(173)	—	13.3%	n/a	(369)	—	n/a
Interest income	719	612	772	17.5%	-6.9%	2,293	1,999	14.7%
Settlement gain	—	—	—	n/a	n/a	—	6,909	n/a
Other gains and losses, net	318	(66)	(322)	n/a	n/a	26	39	-33.3%

Income before taxes	$17,456	$10,828	$18,493	61.2%	-5.6%	$45,655	$61,712	-26.0%

Operating income margin	33.0%	19.7%	32.9%			27.5%	33.0%

International Business Segment

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017	% Change
Operating Revenues:
Advisory fees	$21,463	$20,847	$2,544	3.0%	743.7%	$45,248	$6,760	569.3%
Other income	718	835	281	-14.0%	155.5%	1,854	774	139.5%

Total revenues	22,181	21,682	2,825	2.3%	685.2%	47,102	7,534	525.2%

Operating Expenses:
Compensation and benefits	4,504	4,775	2,525	-5.7%	78.4%	11,740	7,840	49.7%
Fund management and administration	6,377	5,819	1,694	9.6%	276.4%	14,135	4,297	229.0%
Marketing and advertising	770	791	519	-2.7%	48.4%	1,913	1,559	22.7%
Sales and business development	1,023	1,057	399	-3.2%	156.4%	2,438	1,316	85.3%
Contractual gold payments	2,880	2,715	—	6.1%	n/a	5,595	—	n/a
Professional and consulting fees	390	426	239	-8.5%	63.2%	1,127	683	65.0%
Occupancy, communications and equipment	299	265	121	12.8%	147.1%	702	385	82.3%
Depreciation and amortization	24	23	13	4.3%	84.6%	63	33	90.9%
Third-party distribution fees	9	45	5	-80.0%	80.0%	130	10	1200.0%
Acquisition-related costs	209	1,155	—	-81.9%	n/a	2,229	—	n/a
Other	603	535	129	12.7%	367.4%	1,275	324	293.5%

Total expenses	17,088	17,606	5,644	-2.9%	202.8%	41,347	16,447	151.4%

Operating income/(loss)	5,093	4,076	(2,819)	25.0%	n/a	5,755	(8,913)	n/a
Other Income/(Expenses):
Interest expense	(2,551)	(2,183)	—	16.9%	n/a	(4,734)	—	n/a
Gain on revaluation of deferred consideration – gold payments	7,732	9,898	—	-21.9%	n/a	17,630	—	n/a
Other gains and losses, net	(200)	(435)	(178)	-54.0%	12.4%	(670)	(256)	161.7%

Income/(loss) before taxes	$10,074	$11,356	$(2,997)	-11.3%	n/a	$17,981	$(9,169)	n/a

Operating income margin	23.0%	18.8%	n/a			12.2%	n/a

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,125	$54,193
Securities owned, at fair value	4,426	66,294
Securities held-to-maturity	—	1,000
Accounts receivable	25,528	21,309
Income taxes receivable	—	6,978
Prepaid expenses	5,505	3,550
Other current assets	303	1,007

Total current assets	112,887	154,331
Fixed assets, net	9,723	10,693
Note receivable	28,121	18,748
Securities held-to-maturity	20,199	20,299
Deferred tax assets, net	2,213	1,050
Investments, carried at cost	35,187	35,187
Goodwill	85,856	1,799
Intangible assets	613,274	12,085
Other noncurrent assets	2,304	793

Total assets	$909,764	$254,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$24,383	$20,099
Compensation and benefits payable	13,728	28,053
Deferred consideration – gold payments	11,788	—
Income taxes payable	799	—
Securities sold, but not yet purchased, at fair value	2,018	950
Accounts payable and other liabilities	8,668	8,246

Total current liabilities	61,384	57,348
Long-term debt	193,999	—
Deferred consideration – gold payments	144,267	—
Deferred rent payable	4,462	4,686

Total liabilities	404,112	62,034

Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	—

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 153,083 and 136,996 at September 30, 2018 and December 31, 2017, respectively	1,531	1,370
Additional paid-in capital	361,900	216,006
Accumulated other comprehensive income	373	291
Retained earnings/(Accumulated deficit)	9,279	(24,716)

Total stockholders’ equity	373,083	192,951

Total liabilities and stockholders’ equity	$909,764	$254,985

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	Sept. 30, 2018	Sept. 30, 2017
Cash flows from operating activities:
Net income	$48,197	$26,961
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory fees paid in gold and other precious metals	(21,998)	—
Contractual gold payments	5,595	—
Gain on revaluation of deferred consideration – gold payments	(17,630)	—
Stock-based compensation	10,078	10,558
Deferred income taxes	(1,251)	3,823
Paid-in-kind interest income	(1,373)	—
Settlement gain	—	(6,909)
Amortization of credit facility issuance costs	1,360	—
Depreciation and amortization	998	1,042
Other	810	524
Changes in operating assets and liabilities, net of the effects of the ETFS Acquisition:
Securities owned, at fair value	(2,735)	1,146
Accounts receivable	3,771	(1,969)
Income taxes receivable/payable	7,654	(628)
Prepaid expenses	(621)	(361)
Gold and other precious metals	18,472	—
Other assets	954	(31)
Acquisition payable	—	(3,545)
Fund management and administration payable	1,998	561
Compensation and benefits payable	(21,025)	115
Securities sold, but not yet purchased, at fair value	1,068	(1,249)
Accounts payable and other liabilities	(4,122)	1,041

Net cash provided by operating activities	30,200	31,079

Cash flows from investing activities:
Purchase of fixed assets	(45)	(253)
Purchase of securities held-to-maturity	—	(3,009)
Purchase of debt securities available-for-sale	—	(76,776)
Purchase of investments	—	(5,000)
Funding of AdvisorEngine note receivable	(8,000)	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	1,096	2,162
Proceeds from sales and maturities of debt securities available-for-sale	64,498	65,067
Cash paid – ETFS Acquisition, net of cash acquired	(239,313)	—

Net cash used in investing activities	(181,764)	(17,809)

Cash flows from financing activities:
Dividends paid	(14,202)	(32,825)
Shares repurchased	(1,430)	(4,178)
Credit facility issuance costs	(8,690)	—
Preferred stock issuance costs	(181)	—
Proceeds from the issuance of long-term debt	200,000	—
Proceeds from exercise of stock options	157	53

Net cash provided by/(used in) financing activities	175,654	(36,950)

(Decrease)/increase in cash flows due to changes in foreign exchange rate	(1,158)	1,179

Net increase/(decrease) in cash and cash equivalents	22,932	(22,501)
Cash and cash equivalents – beginning of period	54,193	92,722

Cash and cash equivalents – end of period	$77,125	$70,221

Supplemental disclosure of cash flow information:
Cash paid for taxes	$8,759	$22,130

Cash paid for interest	$3,351	$—

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
U.S. LISTED ETFs (in millions)
Beginning of period assets	$41,340	$42,886	$43,183
Inflows/(outflows)	(878)	(1,231)	(619)
Market appreciation/(depreciation)	1,094	(315)	1,834

End of period assets	$41,556	$41,340	$44,398

Average assets during the period	$41,555	$43,464	$43,523
Average ETF advisory fee during the period	0.48%	0.49%	0.50%
Revenue days	92	91	92
Number of ETFs – end of the period	84	81	87
INTERNATIONAL LISTED ETPs (in millions)
Beginning of period assets	$18,629	$2,075	$1,547
Assets acquired	—	17,641	—
Inflows/(outflows)	(374)	(25)	333
Market appreciation/(depreciation)	(668)	(1,062)	91

End of period assets	$17,587	$18,629	$1,971

Average assets during the period	$17,905	$17,837	$1,693
Average ETP advisory fee during the period	0.48%	0.47%	0.60%
Revenue days	92	91	92
Number of ETPs – end of the period	451	445	96
PRODUCT CATEGORIES (in millions)
International Developed Market Equity
Beginning of period assets	$20,331	$22,432	$24,647
Inflows/(outflows)	(1,289)	(1,502)	(550)
Market appreciation/(depreciation)	660	(599)	1,177

End of period assets	$19,702	$20,331	$25,274

Average assets during the period	$19,907	$22,455	$24,704
Commodity & Currency
Beginning of period assets	$16,167	$416	$464
Assets acquired	—	16,778	—
Inflows/(outflows)	(434)	(99)	(1)
Market appreciation/(depreciation)	(682)	(928)	2

End of period assets	$15,051	$16,167	$465

Average assets during the period	$15,384	$15,316	$468
U.S. Equity
Beginning of period assets	$14,301	$13,359	$12,888
Inflows/(outflows)	347	114	(227)
Market appreciation/(depreciation)	539	828	500

End of period assets	$15,187	$14,301	$13,161

Average assets during the period	$14,950	$14,021	$12,882
Emerging Market Equity
Beginning of period assets	$5,643	$6,289	$4,828
Inflows/(outflows)	(216)	(120)	241
Market appreciation/(depreciation)	(81)	(526)	205

End of period assets	$5,346	$5,643	$5,274

Average assets during the period	$5,548	$6,116	$5,141
Leveraged & Inverse
Beginning of period assets	$1,531	$872	$809
Assets acquired	—	863	—
Inflows/(outflows)	(61)	(71)	130

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Market appreciation/(depreciation)	(25)	(133)	37

End of period assets	$1,445	$1,531	$976

Average assets during the period	$1,489	$1,592	$867
Fixed Income
Beginning of period assets	$1,411	$1,101	$620
Inflows/(outflows)	329	349	86
Market appreciation/(depreciation)	(2)	(39)	16

End of period assets	$1,738	$1,411	$722

Average assets during the period	$1,554	$1,230	$659
Alternatives
Beginning of period assets	$578	$492	$404
Inflows/(outflows)	72	66	40
Market appreciation/(depreciation)	24	20	4

End of period assets	$674	$578	$448

Average assets during the period	$628	$564	$427
Closed ETPs
Beginning of period assets	$7	$—	$70
Inflows/(outflows)	—	7	(5)
Market appreciation/(depreciation)	(7)	—	(16)

End of period assets	$—	$7	$49

Average assets during the period	$—	$7	$68
Headcount – U.S. Business segment	151	155	165
Headcount – International Business segment	76	76	43

Note: Previously issued statistics may be restated due to trade adjustments

Source: WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•

Adjusted net income and adjusted diluted earnings per share. We disclose adjusted net income and adjusted diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS Acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the price of gold may have a material impact on the carrying value of the deferred consideration and our reported net income. We exclude this item when arriving at adjusted net income and adjusted diluted earnings per share as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Non-recurring items: Acquisition-related costs of $0.5 million (or $0.4 million after-tax) for the third quarter of 2018 and $7.9 million (or $7.5 million after-tax) for the second quarter of 2018 are excluded when arriving at adjusted net income and adjusted earnings per share.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See “adjusted net income and adjusted diluted earnings per share” above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements for our U.S. Business segment and International Business segment because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These ratios also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

•

Adjusted operating income margin. We disclose adjusted operating income margin as a non-GAAP financial measurement on a consolidated basis, as well as for our U.S. Business segment and International Business segment in order to report our operating income margin exclusive of items that are non-recurring or not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

Consolidated

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Net income, as reported	$22,049	$16,724	n/a
Add back: Acquisition-related costs, net of income taxes	356	7,489	n/a
Less: Unrealized gain on revaluation of deferred consideration	(7,732)	(9,898)	n/a

Adjusted net income	$14,673	$14,315	n/a
Weighted average common shares—diluted	166,622	163,346	n/a

Adjusted net income per share—diluted	$0.09	$0.09	n/a

	Three Months Ended
Adjusted Operating Income Margin:	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Operating revenues	$72,570	$74,775	n/a

Operating income	$21,708	$14,531	n/a
Add back: Acquisition-related costs, before income taxes	456	7,928	n/a

Adjusted operating income	$22,164	$22,459	n/a

Adjusted operating income margin	30.5%	30.0%	n/a

	Three Months Ended
Adjusted Effective Income Tax Rate:	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Income before income taxes	$27,530	$22,184	n/a
Add back: Acquisition-related costs, before income taxes	456	7,928	n/a
Less: Unrealized gain on revaluation of deferred consideration	(7,732)	(9,898)	n/a

Adjusted income before income taxes	$20,254	$20,214	n/a

Income tax expense	$5,481	$5,460	n/a
Add back: Tax benefit arising from acquisition-related costs	100	439	n/a
Less: Tax expense arising from revaluation of deferred consideration	—	—	n/a

Adjusted income tax expense	$5,581	$5,899	n/a

Adjusted effective income tax rate	27.6%	29.2%	n/a

U.S. Business Segment

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Operating revenues	$50,389	$53,093	$54,889
Less: Fund management and administration	(8,915)	(8,802)	(9,168)

Gross margin	$41,474	$44,291	$45,721

Gross margin percentage	82.3%	83.4%	83.3%

	Three Months Ended
Adjusted Operating Income Margin:	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Operating revenues	$50,389	$53,093	n/a

Operating income	$16,615	$10,455	n/a
Add back: Acquisition-related costs, before income taxes	247	6,773	n/a

Adjusted operating income	$16,862	$17,228	n/a

Adjusted operating income margin	33.5%	32.4%	n/a

International Business Segment

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Operating revenues	$22,181	$21,682	$2,825
Less: Fund management and administration	(6,377)	(5,819)	(1,694)

Gross margin	$15,804	$15,863	$1,131

Gross margin percentage	71.3%	73.2%	40.0%

	Three Months Ended
Adjusted Operating Income Margin:	Sept. 30, 2018	June 30, 2018	June 30, 2017
Operating revenues	$22,181	$21,682	n/a

Operating income	$5,093	$4,076	n/a
Add back: Acquisition-related costs, before income taxes	209	1,155	n/a

Adjusted operating income	$5,302	$5,231	n/a

Adjusted operating income margin	23.9%	24.1%	n/a